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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TEAM RENTAL GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                             TEAM RENTAL LETTERHEAD

                                                                  April 14, 1997

Dear Stockholder:

     As you know, we are currently in the process of soliciting proxies for the Annual Meeting of Stockholders of Team Rental Group, Inc. (the "Company") to be held on Tuesday, April 22, 1997. This letter supplements the information provided to you in the Proxy Statement for the Annual Meeting dated March 25, 1997 (the "Proxy Statement"), which was mailed to you on or about March 25, 1997. Capitalized terms used in this letter have the meanings given to such terms in the Proxy Statement. This Supplement to the Proxy Statement is first being mailed to Stockholders on April 14, 1997.

     In its review of the Proxy Statement, the staff of the Securities and Exchange Commission (the "Commission") has suggested that it would be appropriate to provide the Stockholders with additional information concerning the $225.0 million bridge loan (the "Bridge Loan") described on page 15 and pages 29 through 30 of the Proxy Statement. As described on pages 29 through 30 of the Proxy Statement, the Company obtained a Commitment Letter for the Bridge Loan in connection with the execution of the Stock Purchase Agreements. The Commitment Letter for the Bridge Loan was obtained at the request of Ford Motor Company ("Ford"), one of the parties to the Stock Purchase Agreements, so that Ford would be satisfied that the Budget Acquisition was not subject to any financing contingency. Ford has agreed to pay the commitment fee for the Bridge Loan.

     As disclosed on page 15 of the Proxy Statement, if the Amendment to the Company's Amended and Restated Certificate of Incorporation is not approved by the Stockholders at the Annual Meeting and the Company is unable to consummate the pending public offering of 6,500,000 shares of Class A Common Stock (the "Offering"), the closing of the Budget Acquisition will be postponed and the Company will consider alternative sources for the financing of the Budget Acquisition, including public offerings or private placements of debt and equity securities, bank financings and borrowings under the Bridge Loan. The Company believes that it is extremely unlikely that the Bridge Loan will be used to finance the Budget Acquisition and would only consider utilizing the Bridge Loan if no other source of financing was available immediately prior to October 15, 1997, the last date that the Budget Acquisition can be consummated under the Stock Purchase Agreements. Under current market conditions, the terms for the Bridge Loan are not attractive to the Company. Based upon its current discussions with banks, insurance companies and other sources of private financing, the Company believes that, if the Offering cannot be consummated, alternative financing would be available to the Company on terms significantly more favorable to the Company than the terms of the Bridge Loan. The material terms of the Bridge Loan are described below. This description supplements the description contained on pages 29 through 30 of the Proxy Statement.

     The aggregate principal amount available under the Bridge Loan would be $225.0 million. The Bridge Loan would be senior unsecured indebtedness of the Company. Borrowings under the Bridge Loan would
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mature 364 days after the Closing Date of the Budget Acquisition (the "Maturity
Date"), subject to extension under certain circumstances. Borrowings under the Bridge Loan would accrue interest at a rate equal to an adjusted three-month LIBOR rate plus an initial spread of 600 basis points, subject to adjustment, up to a maximum interest rate of 16%. In certain circumstances, borrowings under the Bridge Loan would accrue interest at an alternate rate based on CSFB's prime rate or the federal funds effective rate, plus an applicable spread.

     The Bridge Loan would contain a number of customary financial and other covenants, the terms of which would be negotiated between the Company and CSFB, including limitations on incurrence of indebtedness; liens; further negative pledges; loans, investments and joint ventures; guarantees or other contingent obligations; restricted payments; fundamental changes; operating leases; sale-leaseback transactions; sale or discount of receivables; transactions with affiliates; dividend and other payment restrictions affecting subsidiaries; capital expenditures; changes in business conducted; amendment of indebtedness and other material documents; and prepayment or repurchase of other indebtedness. If the Bridge Loan were to be utilized, the Company would be required to file a registration statement under the Securities Act or prepare an offering memorandum relating to senior notes of the Company to be issued in a public offering or private placement to refinance the amount outstanding under the Bridge Loan and would consummate such refinancing as soon as possible after the Closing Date of the Budget Acquisition. To aid in the syndication or refinancing of the Bridge Loan, the Company would be required to place warrants to purchase 10% of the fully diluted common stock of the Company in an escrow account, with warrants being released from escrow as necessary to permit the transfer or refinancing of the Bridge Loan. The warrants would have an exercise price equal to the market price of the Class A Common Stock on the date of such release and would be exercisable for a period of 10 years from the date that is the first anniversary of the Closing Date of the Budget Acquisition.

                                   * * * * *

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IF YOU HAVE NOT ALREADY RETURNED YOUR PROXY TO THE COMPANY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU MAY ALSO RETURN YOUR COMPLETED AND SIGNED PROXY CARD BY OVERNIGHT DELIVERY TO THE COMPANY C/O MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010.

     Your Board of Directors and I look forward to seeing you at the Annual Meeting on April 22, 1997.

                                          Very truly yours,

                                          /s/ Sanford Miller

                                          Sanford Miller
                                          Chairman of the Board
                                          and Chief Executive Officer